                                                                  EXHIBIT 4.1

                                   LASERSCOPE

                        1989 EMPLOYEE STOCK PURCHASE PLAN

                     (AS AMENDED THROUGH NOVEMBER 30, 1995)

         The following constitute the provisions of the 1989 Employee Stock Purchase Plan of Laserscope.

         1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

         2.       Definitions.

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (c) "Common Stock" shall mean the Common Stock of the Company.

                  (d)      "Company" shall mean Laserscope.

                  (e) "Compensation" shall mean all regular straight time gross earnings, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and commissions (except to the extent that the exclusion of any such items for all participants is specifically directed by the Board or its committee).

                  (f) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

                  (g) "Designated Subsidiaries" shall mean the Subsidiaries
which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.
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                  (h) "Employee" shall mean any person, including any officer of the Company, whose customary employment with the Company or one of its Designated Subsidiaries is at least twenty (20) hours per week and more than` five (5) months in any calendar year.

                  (i) "Exercise Date" shall mean the date one day prior to the date six months, twelve months, eighteen months, or twenty-four months after the first Offering Date of an Offering Period.

                  (j) "Exercise Period" shall mean a period commencing on an Offering Date or on the day after an Exercise Date and terminating one day prior to the date six (6) months later.

                  (k) "Offering Date" shall mean the first business day of each Offering Period of the Plan, except that in the case of an individual who becomes an eligible Employee after the first business day of an Offering Period, the term "Offering Date" shall mean the first business day following the Exercise Date coincident with or next succeeding the date on which that individual becomes an eligible Employee.

                  Options granted after the first business day of an Offering Period will be subject to the same terms as the options granted on the first business day of such Offering Period except that they will have a different grant date (thus, potentially, a different exercise price) and, because they expire at the same time as the options granted on the first business day of such Offering Period, a shorter term.

                  (1) "Offering Period" shall mean a period of six (6), eighteen
(18) or twenty-four (24) months during which options granted pursuant to the Plan may be exercised. In general, the duration of an Offering Period will be twenty-four (24) months, consisting of four six-month Exercise Periods. However, Offering Periods that begin on or about January 1 as a result of the operation of Section 10 of the Plan will have a duration of either six (6) or eighteen
(18) months, as provided in Section 10, and will consist of one (1) or three (3) six-month Exercise Periods, respectively.

                  (m) "Plan" shall mean this 1989 Employee Stock Purchase Plan.

                  (n) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

         3.       Eligibility.

                  (a) Any Employee as defined in paragraph 2 who (i) is employed on March 31, 1990 or (ii) has been continuously employed by the Company for at least six (6) consecutive months and who shall be employed by the Company on a given Offering Date shall be eligible to participate in the Plan.


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                  (b) Any provisions of the Plan to the contrary
notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 425(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

         4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on or about July 1 of each year; provided, however, that an Offering Period may commence on or about January 1 in the event the provisions of Section 10 of the Plan become operative. The Plan shall continue thereafter until terminated in accordance with paragraph 20 hereof. Subject to the shareholder approval requirements of paragraph 20, the Board of Directors of the Company shall have the power to change the duration of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected.

         5.       Participation.

                  (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office at least ten (10) business days prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period.

                  (b) Payroll deductions for a participant shall commence on the first payroll following the Offering Date and shall end on the last payroll of the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in paragraph 11.

         6.       Payroll Deductions.

                  (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each payday during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the participant's aggregate Compensation during said Offering Period.

                  (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.


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                  (c) A participant may discontinue his or her participation in the Plan as provided in paragraph 11, or may change the rate of his or her payroll deductions one time during each Exercise Period (within the limitations of Section 6(a)) by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The change in rate shall be effective with the first full payroll period following the Company's receipt of the new subscription agreement. A participant's subscription agreement shall remain in effect for successive Offering Periods unless revised as provided herein or terminated as provided in paragraph 11.

                  (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and paragraph 3(b) herein, a participant's payroll deductions may be decreased to 0% at such time during any Exercise Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Exercise Period and any other Exercise Period ending within the same calendar year equal $21,250. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Exercise Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 11.

         7.       Grant of Option.

                  (a) On the first Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Exercise Date; provided, however, that the maximum number of shares an Employee may purchase during each Offering Period shall be determined by dividing $50,000 by the fair market value of a share of the Company's Common Stock on the Offering Date, and provided further that such purchase shall be subject to the limitations set forth in
Section 3(b) and 12 hereof. The option shall be automatically exercised on the Exercise Dates during the Offering Period or as otherwise directed by the participant pursuant to Section 8, unless the participant has withdrawn pursuant to Section 11, and shall expire on the last day of the Offering Period. Fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7(b) herein.

                  (b) The option price per share of the shares offered in a given Offering Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company's Common Stock on a given date shall be its closing price for such date, as reported in the Wall Street Journal.




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         8.       Exercise of Option. Unless a participant withdraws from the
Plan as provided in paragraph 11 below, his or her option for the purchase of shares will be exercised automatically on each Exercise Date of each Offering Period, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable option price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased. Any amount remaining in the participant's account after an Exercise Date shall be held in the account until the next Exercise Date in such Offering Period, unless the Offering Period has been over-subscribed or has terminated with such Exercise Date, in which case such amount shall be refunded to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

         9.       Delivery. As promptly as practicable after each Exercise
Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

        10. Automatic Transfer to Low Price Offering Period. In the event that the fair market value of the Company's Common Stock is lower on an Exercise Date than it was on the first Offering Date for that Offering Period, all Employees participating in the Plan on the Exercise Date shall be deemed to have withdrawn from the Offering Period immediately after the exercise of their option on such Exercise Date and to have enrolled as participants in a new Offering Period which begins on or about the day following such Exercise Date. In the event the new Offering Period begins on or about July 1, the Offering Period shall have a duration of twenty-four (24) months, consisting of four six-month Exercise Periods. In the event the new Offering Period begins on or about January 1, such new Offering Period shall have a duration of either six
(6) or eighteen (18) months, depending on the number of months remaining in the Offering Period that is replaced by such new Offering Period, and shall consist of one (1) or three (3) Exercise Periods, respectively. A participant may elect to remain in the previous Offering Period by filing a written statement declaring such election with the Company prior to the time of the automatic change to the new Offering Period.

        11.       Withdrawal; Termination of Employment.

                  (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.


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                  (b) Upon termination of the participant's Continuous Status as an Employee prior to the Exercise Date for any reason, including retirement or death, the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under paragraph 15, and such participant's option will be automatically terminated.

                  (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her account will be returned to such participant and such participant's option terminated.

                  (d) A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Exercise Period from which the participant withdraws.

         12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

         13.      Stock.

                  (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 450,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 19. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Board shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

                  (b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

                  (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

         14. Administration. The Plan shall be administered by the Board of the Company or a committee of members of the Board appointed by the Board. The administration, interpretation or application of the Plan by the Board or its committee shall be final, conclusive and binding upon all participants. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

                  (a) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.


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                  (b) If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

         15. Designation of Beneficiary.

                  (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option.

                  (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         16. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with paragraph 11.

         17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

         18. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

         19. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in


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
the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

         The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of a consolidation of the Company or merger with or into any other corporation.

         20. Amendment or Termination. The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in paragraph 19, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in paragraph 19, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as so required.

         21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         22. Shareholder Approval.

             (a) Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and degree required under the California General Corporation Law.

             (b) If and in the event that the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the shareholders of the Company obtained after such registration shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.



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             (c) If any required approval by the shareholders of the Plan itself or of any amendment thereto is solicited at any time otherwise than in the manner described in paragraph 21(b) hereof, then the Company shall, at or prior to the first annual meeting of shareholders held subsequent to the later of (1) the first registration of any class of equity securities of the Company under
Section 12 of the Exchange Act or (2) the granting of an option hereunder to an officer or director after such registration, do the following:

                            (i) furnish in writing to the holders entitled to
vote for the Plan substantially the same information which would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished, and

                            (ii) file with, or mail for filing to, the
Securities and Exchange Commission four copies of the written information referred to in subsection (i) hereof not later than the date on which such information is first sent or given to shareholders.

         23. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

             As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

         24. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in paragraph 22. It shall continue in effect for a term of ten (10) years unless sooner terminated under paragraph 20.



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                                    EXHIBIT A

                                   LASERSCOPE

                        1989 EMPLOYEE STOCK PURCHASE PLAN
                             SUBSCRIPTION AGREEMENT

           Original Application                   Offering Date:
       ---                                                      ----------------
           Change in Payroll Deduction Rate
       ---
           Change of Beneficiary(ies)
       ---

1.       _____________________________________________________________ hereby elects to participate in the Laserscope 1989 Employee Stock Purchase Plan (the "Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of ______% of my Compensation on each payday (not to exceed 10%) during the Offering Period in accordance with the Stock Purchase Plan. Such deductions are to continue for succeeding Offering Periods under the Stock Purchase Plan until I give written instructions for a change in or termination of such deductions.

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Stock Purchase Plan.

         I further understand that shares will be purchased for me automatically on each Exercise Date unless I otherwise withdraw from the Offering Period by giving written notice to the Company.

4. I have received a copy of the complete "Laserscope 1989 Employee Stock Purchase Plan." I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that the grant of the option by the Company under this Subscription Agreement is subject to obtaining shareholder approval of the Employee Stock Purchase Plan.

5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of:

         -----------------------------------------------------------------------
         -----------------------------------------------------------------------
         -------.

6. I acknowledge that, under the Internal Revenue Code, there are special tax "holding period" rules that govern the tax consequences of buying and selling shares under the Stock Purchase


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
         Plan. I understand that if I dispose of shares purchased under the Plan within two years of the Offering Date (i.e., the first day of the Offering Period) or within one year of the Exercise Date (i.e., the date the shares are purchased), I will be treated for federal income tax purposes as having received ordinary income at the time of the sale equal to the difference between my purchase price and the market value of the stock on the Exercise Date. Any amount in excess of that difference will be treated as capital gain. I hereby agree to notify the Company in writing within 30 days after the date of any such disposition.

         I further understand that if I hold the shares for both the 2-year and 1-year holding periods described above, at the time I dispose of the shares I will be treated for federal income tax purposes as having received ordinary income in an amount equal only to the lesser of (1) the difference between my purchase price and the market value of the stock on the Offering Date or (2) the difference between my purchase price and the actual sale price for my stock. Any additional gain I receive on the sale will be treated as capital gain.

7. I hereby agree to be bound by the terms of the Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Stock Purchase Plan:

NAME:   (Please print)
                      ----------------------------------------------------------
                      (First)           (Middle)                 (Last)

- ----------------------------------      ----------------------------------------
Relationship

                                        ----------------------------------------
                                        (Address)


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
NAME:  (Please print)
                     -----------------------------------------------------------
                     (First)            (Middle)                        (Last)

- ---------------------------------      ----------------------------------------
Relationship

                                       -----------------------------------------
                                       (Address)

Employee's Social
Security Number:
                                ------------------------------------------------

Employee's Address:
                                ------------------------------------------------

                                ------------------------------------------------

                                ------------------------------------------------

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
      ---------------                                ---------------------------
                                                     Signature of Employee


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                                    EXHIBIT B

                                   LASERSCOPE

                        1989 EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL

         The undersigned participant in the Offering Period of the Laserscope 1989 Stock Purchase Plan which began on ____________, 19___ (the "Offering Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as possible all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

                                    Name and Address of Participant

                                    --------------------------------------------

                                    --------------------------------------------

                                    --------------------------------------------

                                    Signature

                                    --------------------------------------------

                                    Date:
                                         ---------------------------------------

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
                                    EXHIBIT C

                                   LASERSCOPE

                        1989 EMPLOYEE STOCK PURCHASE PLAN

                       NOTICE TO RESUME PAYROLL DEDUCTIONS

         The undersigned participant in the Offering Period of the Laserscope 1989 Stock Purchase Plan which began on ____________, 19___ hereby notifies the Company to resume payroll deductions for his or her account at the beginning of the next Exercise Period within such Offering Period in accordance with the terms of the Subscription Agreement executed by the undersigned at the beginning of the Offering Period. The undersigned understands that he or she may change the payroll deduction rate or the beneficiaries named in such Subscription Agreement by submitting a revised Subscription Agreement.

                                    Name and Address of Participant

                                    --------------------------------------------

                                    --------------------------------------------

                                    --------------------------------------------

                                    Signature

                                    --------------------------------------------

                                    Date:
                                         ---------------------------------------

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